EXHIBIT 4.4

RW- ___ N
                           REPRESENTATIVES' WARRANT
                            Dated:    June 24, 1996

      THIS CERTIFIES THAT ______________________________ (the "Holder") is
entitled to purchase from STAT HEALTHCARE, INC., a Delaware corporation (the "Company") formerly named "New STAT Healthcare, Inc.", ________ units (the "Units") at a purchase price of $10.875 per Unit (the "Exercise Price"), subject to adjustment as provided in paragraph 8 hereof, at any time commencing on the date hereof and ending on April 19, 2000. Each Unit consists of two (2) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and one (1) redeemable common stock purchase warrant to purchase one share of Common Stock (the "Redeemable Warrants") at an initial exercise price of $4.50 per share (the "Redeemable Warrant Exercise Price"). This Representatives' Warrant (the "Representatives' Warrant") is one of a series of Representatives' Warrants to purchase, in the aggregate, up to 62,500 Units and issued in exchange for certain warrants, dated April 20, 1995 (the "Old STAT Warrants"), issued by Old STAT, Inc., a Delaware corporation ("Old STAT") wholly owned by the Company and formerly named as "STAT Healthcare, Inc." On June 24, 1996, pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated March 15, 1996, as amended (the "Reorganization Agreement"), among other things,
(i) Old STAT was merged with STAT Acquisition Corp., a wholly owned subsidiary of the Company, (ii) each issued and outstanding share of Old STAT's common stock, par value $0.01 per share (the "Old STAT Common Stock"), was converted into one share of Common Stock and (iii) each outstanding warrant and option to purchase Old STAT Common Stock was converted into a right to purchase Common Stock. This Representatives' Warrant is issued in exchange for a similar warrant of Old STAT (the "Old STAT Representatives' Warrant") pursuant to the Reorganization Agreement and paragraph 8(a) of the Old STAT Representatives' Warrant. The Old STAT Representatives' Warrants were issued pursuant to an Underwriting Agreement, dated April 20, 1995, among Old STAT, Network 1 Financial Securities, Inc. ("Network 1") and Rothschild Global Investments, Inc. ("RGI" and, collectively with Network 1, the "Representatives") as representatives of the several underwriters (the "Underwriters"), in connection with a public offering, through the Underwriters, of 625,000 units of Old STAT (the "Old STAT Units") as therein described and in consideration of $10.00 received by Old STAT for the Old STAT Representatives' Warrants. Each Old STAT Unit consisted of two shares of Old STAT Common Stock and a redeemable common stock purchase warrant to purchase one share of Old STAT Common Stock (the "Old STAT Public Warrants"). Except as specifically otherwise provided herein, the shares of Common Stock and Redeemable Warrants included in the Units issuable pursuant to the Representatives' Warrants shall have the same terms and conditions as the Common Stock and the Redeemable Warrants, respectively, as described under the caption "Description of Securities of New STAT" in the Company's Registration Statement on Form S-4 (Reg. No. 333-2486) (the "Registration Statement").

      1. The rights represented by this Representatives' Warrant shall be exercised at the price, subject to adjustment in accordance with paragraph 8 hereof, and during the periods as follows:

      (a) During the period from the date hereof to April 19, 2000 (the "Expiration Date") inclusive, the Holder shall have the option to purchase Units hereunder at a price of $10.875 per Unit (145% of the initial public offering price of the Old STAT Units), subject to adjustment as provided in paragraph 8 hereof.

      (b) After the Expiration Date, the Holder shall have no right to purchase any Units hereunder.

      2. (a) The rights represented by this Representatives' Warrant may be exercised at any time within the period above specified, in whole or in part, by
(i) the surrender of the Representatives' Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof. The Representatives' Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Representatives' Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock and Redeemable Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Redeemable Warrants at that time and date. Certificates representing the Common Stock and Redeemable Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised.

            (b) Notwithstanding anything to the contrary contained in subparagraph (a) of paragraph 2, the Holder may elect to exercise this Representatives' Warrant in whole or in part by receiving Units equal to the value (as determined below) of this Representatives' Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Units computed using the following formula:

                             X = Y(A-B)
                                 ------
                                   A

                      Where: X  =   the number of Units to be issued to the
                                    Holder;

                             Y  =   the number of Units to be exercised under
                                    this Representatives' Warrant;

                             A  =   the current fair market value of one Unit
                                    (calculated as described below); and

                             B  =   the Exercise Price.

      As used herein, the current fair market value of one Unit shall mean (I) two X the greater of (x) the average of the closing prices per share of the Company's Common Stock or the Old STAT Common Stock sold on all securities exchanges on which the Common Stock or the Old STAT Common Stock may at the time be listed and the NASDAQ National Market, or, if there have been no sales on any such exchange or the NASDAQ National Market on such day, the average of the highest bid and lowest asked price per share on such day on The Nasdaq Stock Market or otherwise in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization (the "Market Price"), on the trading day immediately preceding the date notice of exercise of this Representatives' Warrant is given or (y) the average of the Market Price per share of Common Stock or the Old STAT Common Stock for the five trading days immediately preceding the date notice of exercise of this Representatives' Warrant is given PLUS (II) the greater of (x) the average of the closing prices per warrant of the Redeemable Warrants or the Old STAT Public Warrants sold on all securities exchanges on which the Redeemable Warrants or the Old STAT Public Warrants may at the time be listed and the NASDAQ National Market, or, if there have been no sales on any such exchange or the NASDAQ National Market on such day, the average of the highest bid and lowest asked price per share on such day on The Nasdaq Stock Market or otherwise in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization (the "Market Price"), on the trading day immediately preceding the date notice of exercise of this Representatives' Warrant is given or (y) the average of the Market Price per warrant of the Redeemable Warrants or the Old STAT Public Warrants for the five trading days immediately preceding the date notice of exercise of this Representatives' Warrant is given. If on any date for which the Market Price per share of Common Stock or Old STAT Common Stock or per Redeemable Warrant or Old STAT Public Warrant is to be determined, the Common Stock, the Old STAT Common Stock, the Redeemable Warrants or the Old STAT Public Warrants, as the case may be, are not listed on any securities exchange or quoted on the NASDAQ National Market or on The Nasdaq Stock Market or otherwise in the over-the-counter market, the Market Price per share of Common Stock or Old STAT Common Stock or per Redeemable Warrant or Old STAT Public Warrant shall be the highest price per share or per warrant, as the case may be, which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company from authorized but unissued shares or for Redeemable Warrants, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Market Price per share of Common Stock or Redeemable Warrant shall be deemed to be the value received by the holders of the Company's Common Stock and the Redeemable Warrants for each share or warrant, as the case may be, pursuant to the Company's acquisition.

      3. The Representatives' Warrant shall not be transferred, sold, assigned, or hypothecated during the period prior to October 19, 1996 (the "Initial Period") except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Holder or to any Underwriter or member of the selling group and/or the officers or partners thereof during such period. Any such assignment shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Representatives' Warrant for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this paragraph 3; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Representatives' Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Units (consisting of the same number of shares of Common Stock and Redeemable Warrants) as are purchasable hereunder.

      4. The Company covenants and agrees that all shares of Common Stock which may be purchased hereunder or upon exercise of the Redeemable Warrants will, upon issuance against payment of the purchase price therefor, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which the Representatives' Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Representatives' Warrant and the Redeemable Warrants.

      5. The Representatives' Warrant shall not entitle the Holder to any voting rights or other rights as stockholders of the Company.

      6. (a)(i)The Company shall advise the Holder or its transferees, whether the Holder holds the Representatives' Warrant or has exercised the Representatives' Warrant and hold shares of Common Stock and/or Redeemable Warrants by written notice at least four weeks prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Securities Act of 1933, as amended (the "Act"), covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8, and will, for a period of seven years from April 20, 1995, upon the request of the Holder, and subject to subparagraph (a)
(ii) of this paragraph 6, include in any such post-effective amendment to the Registration Statement or in any new registration statement such information as may be required to permit a public offering of the Representatives' Warrant, the Common Stock issuable upon the exercise thereof or upon exercise of the Redeemable Warrants or the Redeemable Warrants (collectively, the "Registrable Securities"). The Company shall supply prospectuses and such other document as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as the Holder designates and do any and all other acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Registrable Securities, all at no expense to the Holder or the Representatives, and furnish indemnification in the manner provided in paragraph 7 hereof. The Holder shall furnish information and indemnification as set forth in paragraph 7.

                  (ii) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to subparagraph
(a)(i) of this paragraph 6. If the managing underwriter determines that a limitation of the number of shares to be underwritten is required, the underwriter may exclude some or all Registrable Securities from such registration (the "Excluded Registrable Securities"); provided, however, that no other security-holder may include any such securities in such registration statement if any of the Registrable Securities have been excluded from such registration; and further provided that the Company will file a new registration statement covering the Excluded Registrable Securities, at the Company's expense, within six months after the completion of such underwritten offering.

            (b) If any 50% Holder (as defined below) shall give notice to the Company at any time to the effect that such Holder desires to register under the Act any or all of the Registrable Securities under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved, then the Company will promptly, but no later than four weeks after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order) within 90 days after the receipt of such notice, provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% Holder may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act on two occasions during the four-year period beginning April 20, 1996. The 50% Holder may, at its option, request the registration of the Representatives' Warrants and/or any of the securities underlying the Representatives' Warrants in a registration statement made by the Company as contemplated by subparagraph (a) of this paragraph 6 or in connection with a request made pursuant to this subparagraph
(b) of paragraph 6 prior to acquisition of the shares of Common Stock and Redeemable Warrants issuable upon exercise of the Representatives' Warrants. The 50% Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Representatives' Warrants, or separately as to the Common Stock and Redeemable Warrants issuable upon the exercise of the Representatives' Warrants, and such registration rights may be exercised by the 50% Holder prior to or subsequent to the exercise of the Representatives' Warrants. Within ten days after receiving any such notice pursuant to this subparagraph (b) of paragraph 6, the Company shall give notice to any other Holder of the Representatives' Warrants, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the securities underlying that part of the Representatives' Warrants held by the other Holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such Holders) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of the first post-effective amendment or new registration statement shall be borne by the Company, except that the Holder(s) shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them. All costs and expenses of the second such post-effective amendment or new registration statement shall be borne by the Holder(s). The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three months if requested by the Holder(s)) from the effective date thereof. The Company shall provide prospectuses, and such other documents as the Holder(s) may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder(s) designate and furnish indemnification in the manner provided in paragraph 7 hereof.

            (c) The term "50% Holder" as used in this paragraph 6 shall mean the Holder(s) of at least 50% of the Representatives' Warrants and/or the Common Stock underlying the Representatives' Warrants and the Redeemable Warrants and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners as well as the number of shares then issuable upon exercise of the Representatives' Warrants and the Redeemable Warrants.

            (d) If at any time prior to the effectiveness of the registration statement filed in connection with an offering pursuant to this paragraph 6 the 50% Holder shall determine not to proceed with the registration, upon notice to the Company and the payment to the Company by the 50% Holder of the Company's expenses, if any, theretofore incurred in connection with the registration statement, the 50% Holder may terminate its participation in the offering, and the registration statement previously filed shall not be counted against the number of demand registrations permitted under this paragraph 6. The 50% Holder need not pay to the Company its expenses incurred in connection with the registration statement, however, if such 50% Holder shall have determined not to proceed because of material adverse developments on the part of the Company of which such 50% Holder obtained knowledge subsequent to the giving to the Company of the written request to register Registrable Securities pursuant to this paragraph 6.

            (e) Notwithstanding the foregoing, if the Company shall furnish to such 50% Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future containing the disclosure of material information required to be included therein by reason of the federal securities laws, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period during which such disclosure would be seriously detrimental, provided that this period will not exceed 30 days and provided further, that the Company shall not defer its obligation in this matter more than once in any 12-month period.

      7. (a) Whenever pursuant to paragraph 6 a registration statement relating to the Representatives' Warrants or any Common Stock issued or issuable upon the exercise of the Representatives' Warrants or the Redeemable Warrants, or any Redeemable Warrants is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof.

            (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arises cut of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

            (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

            (d) In case any such action is brought against any indemnified party, and it notified an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      8. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events hereinafter described; provided, however, that no adjustment shall be required in respect of the Redeemable Warrants.

            (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) the outstanding shares of Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number and kind of such securities subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of securities which, if this Warrant had been exercised by such Holder immediately prior to such date, they would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price immediately prior to such event was $10.875 per Unit and the number of Units purchasable upon exercise of this Warrant was 1,000, the adjusted Exercise Price immediately after such event would be $5.4375 per Unit and the adjusted number of Units purchasable upon exercise of this Warrant would be 2,000. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) In case the Company shall hereafter distribute without consideration to all holders of its Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in subparagraph (a) of this paragraph 8, or subscription rights or warrants, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of Units issuable upon exercise of the Representatives' Warrant by the Exercise Price in effect immediately prior thereto, multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock then outstanding multiplied by the current Exercise Price, less the fair market value (as determined by the Company's Board of Directors) of said assets, or evidence of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by the current Exercise Price. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

            (c) In case the Company shall issue shares of its Common Stock excluding shares issued (i) in any of the transactions described in subparagraphs (a) or (b) of this paragraph 8; (ii) upon conversion or exchange of securities convertible into or exchangeable for Common Stock, (iii) upon exercise of options granted under the Company's 1996 Stock Incentive Plan, as amended to date, if such shares would otherwise be included in this subsection
(c), (iv) upon exercise of the Representatives' Warrants or the Redeemable Warrants or the Units, (v) upon exercise of rights or warrants issued to the holders of the Common Stock, but only if no adjustment is required pursuant to this paragraph 8 (without regard to subsection (g) of this paragraph 8) with respect to the transaction giving rise to such rights or (vi) to the Old STAT stockholders, AmHealth Shareholders or AmHealth Partners pursuant to the Reorganization Agreement) for a consideration per share less than the current Redeemable Warrant Exercise Price on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph (f) of this paragraph 8) for the issuance of such additional shares would purchase at the current Redeemable Warrant Exercise Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

            (d) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in subparagraph (b) of paragraph 8) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities (determined as provided in subparagraph (f) of paragraph 8) less than the current Redeemable Warrant Exercise Price in effect immediately prior to the issuance of such securities, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph (f) of paragraph 8) for such securities would purchase at the current Redeemable Warrant Exercise Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

            (e) Whenever the Exercise Price payable upon exercise of the Representatives' Warrants is adjusted pursuant to subparagraphs (a), (b), (c) or
(d) of paragraph 8, the number of shares of Common Stock purchasable upon exercise of this Representatives' Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of this Representatives' Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

      (f) For purposes of any computation respecting consideration received pursuant to subparagraphs (c) and (d) of paragraph 8, the following shall apply:

            (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

            (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

            (iii) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subparagraph (f) of paragraph 8).

      (g) No adjustment in the Exercise Price shall be required (i) in the event of the sale of the Company's securities in a future bona fide underwritten public offering; or (ii) unless such adjustment would require an increase or decrease of a east five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this subparagraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this paragraph 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Redeemable Warrants issuable upon exercise of the Representatives' Warrant).

      (h) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares of Common Stock or other securities purchasable upon exercise of the Representatives' Warrant to be mailed to the Holder, at the addresses listed on the books of the Company, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this paragraph 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

            (i) In the event that at any time, as a result of an adjustment made pursuant to the provisions of this paragraph 8, the Holder of the Representatives' Warrant thereafter shall become entitled to receive any securities of the Company, other than Common Stock and the Redeemable Warrants included in the Units, thereafter the number of such other securities so receivable upon exercise of the Representatives' Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (a) to (g), inclusive of this paragraph 8.

      9. This Agreement shall be governed by and in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, STAT HEALTHCARE, INC. has caused this Representatives' Warrant to be signed by its duly authorized officers, and this Representatives' Warrant to be dated June 24, 1996.

                                    STAT HEALTHCARE, INC.

                                    By:
                                          Name:  Ned E. Chapman
                                          Title: Chief Financial Officer

                                  PURCHASE FORM

                 (To be signed only upon exercise of Warrant)

      The undersigned, the holder of the foregoing Representatives' Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _____________ Units of STAT HEALTHCARE, INC., each Unit consisting of two (2) shares of Common Stock, par value $0.01 per share, and one (1) Class A Redeemable Common Stock Purchase Warrant to purchase one (1) share of Common Stock, and herewith makes payment of $______________ therefor (or hereby surrenders and delivers that portion of the Representatives' Warrant having equivalent value (as determined in accordance with the provisions of subparagraph (b) of paragraph 2 of the Representatives' Warrant)), and requests that the certificates for shares of Common Stock and Redeemable Warrants be issued in the name(s) of, and delivered to the undersigned, whose address(es) is (are):

________________________________________

________________________________________
(Address)


Dated:______________, 199_

                                          Signature

                                          (Print name under signature)
                                          (Signature must conform in all
                                          respects to the name of the holder
                                          specified on the face of the
                                          Representatives' Warrant)


                                          (Insert Social Security or Other
                                          Identifying Number of Holder)

                              FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant)

      FOR VALUE RECEIVED ___________________________________________________
______________________________ hereby sells, assigns and transfers unto_____

____________________________________________________________________________
                 (Please print name and address of transferee)

this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Warrant on the books of STAT HEALTHCARE, INC., with full power of substitution.

Dated:

                                    Signature

                                    (Print name under signature) (Signature must conform in all respects to the name of holder as specified on the face of the Representatives' Warrant).

                                    (Insert Social Security or other Identifying
                                    Number of Holder)